Exhibit 99.2

Atlantic Avenue Acquisition Corp Announces Separate Trading of Class A Common Stock and Warrants, Commencing October 15, 2020

STAMFORD, Conn., Oct. 12, 2020 /PRNewswire/ -- Atlantic Avenue Acquisition Corp (the “Company”) announced that commencing October 15, 2020 holders of units sold in the Company’s initial public offering of 25,000,000 units may elect to separately trade the shares of Class A common stock and warrants included in the units. Shares of Class A common stock and warrants that are separated will trade on the New York Stock Exchange (“NYSE”) under the symbols “ASAQ” and “ASAQ WS”, respectively. Those units not separated will continue to trade on the NYSE under the symbol “ASAQ.U”. No fractional warrants will be issued upon separation of units and only whole warrants will trade.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus.  Copies of the prospectus may be obtained from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by telephone at 833-297-2806 or by email at PostSaleManualRequests@broadridge.com.

About Atlantic Avenue Acquisition Corp

Atlantic Avenue Acquisition Corp is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For more information, contact:

Barry Best, CFO
info@asaqspac.com
(203) 989-9709